UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2008

Washington Federal, Inc.

(Exact name of registrant as specified in its charter)

Washington	0-25454	91-1661606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Pike Street, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (206) 624-7930

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

After the close of business on February 1, 2008, Washington Federal, Inc. (“Washington Federal”) completed its acquisition of First Mutual Bancshares, Inc. (“First Mutual”), the parent company of First Mutual Bank located in Bellevue, Washington. Stockholders of First Mutual will receive cash consideration of $26.8359 for each share of First Mutual common stock owned and $26.8359 less the exercise price for each First Mutual stock option outstanding. The aggregate consideration paid by Washington Federal was approximately $188.7 million, representing a purchase price of 2.42 times book value and 17 times earnings. Mellon Investor Services, the exchange agent for the transaction, will mail the cash consideration to the First Mutual stockholders who have surrendered their shares of First Mutual stock.

Post merger, the combined company will have total assets of approximately $11.7 billion, customer deposits of approximately $6.8 billion and stockholders’ equity of approximately $1.3 billion. The combined company will operate 147 offices in eight western states.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 4, 2008	WASHINGTON FEDERAL, INC.

	By:	/s/ BRENT J. BEARDALL
Brent J. Beardall Executive Vice President and Chief Financial Officer

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